UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2007

ENDOVASC, INC.
(Exact Name of Small Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28371	76-0512500
(Commission File Number)	(IRS Employer Identification No.)

550 Club Drive, Suite 345 Montgomery, TX	77316
(Address of Principal Executive Offices)	(Zip Code)

(936) 582-5920
(Registrant’s Telephone Number, Including Area Code)

550 Club Drive, Suite 345, Montgomery, TX 77316
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Endovasc is pleased to announce the appointment of Mr. Sam Lindsey as the Company’s new Chief Financial Officer and Chief Compliance Officer. The appointment was effective January 5, 2007.

Mr. Lindsey brings over 35 years of experience in both the public and private accounting sectors, most recently serving as the Controller for R Construction Inc., a privately held oilfield construction company with over 100 employees. Prior to this, Mr. Lindsey was the CFO and Treasurer of Reconversion Technologies, Inc, a publicly traded start-up company. Mr. Lindsey was also the Managing Partner of Lindsey & Phelps PC, a medium sized accounting firm where he specialized in auditing, accounting services, taxation, business consulting, and litigation support services. Mr. Lindsey graduated from the University of Houston with a Bachelor of Business Administration degree, majoring in accounting.

Mr. Lindsey is a District Governor for the Lions Club International and is a Life Member of the Texas Lions Camp. He is also a Life Member of the Lions Eyes Bank and the recipient of two Lion of the Year awards, two 100% Director awards to the Texas Lions Camp, Three Club Extensions Awards, a Key Member Award, International Presidents Growth Award, and is a Jack Wiech and Melvin Jones Fellow.

Dr. Diane Dottavio, Chief Executive Officer of Endovasc Inc., commented, “We are pleased to have retained a financial executive of Sam’s caliber. His accounting and public company experience will prove to be extremely valuable. I look forward to working with him and welcome him to Endovasc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following documents are filed as an exhibit to this report.

EXHIBIT	DESCRIPTION
16.1*	Endovasc press release dated January 10, 2007

ENDOVASC, INC
(Registrant)

Date: January 10, 2007	/s/ Diane Dottavio

By:
(Signature)
Name: Diane Dottavio
Title: President and Chief Executive Officer